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                                                                     EXHIBIT 5.1


[LOGO] AEGON INSURANCE GROUP               AEGON N.V.
                                   ---------------------------------------------
                                           P.O. Box 202
                                           2501 CE The Hague (the Netherlands)
                                           Telephone +31 70 344 32 10
                                           Telex 31657, Telefax +31 70 347 52 38


                                                                  April 16, 1997

                   Re: AEGON N.V.
                       Registration Statement on Form F-4
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Ladies and Gentlemen:

  I am General Counsel to AEGON N.V. ("AEGON"), a Netherlands corporation and am issuing this opinion in connection with the registration of 52,939,890 shares of Common Shares, par value 1 NLG per share, (the "Shares") of AEGON under the Securities Act of 1933, as amended, pursuant to the above-referenced registration statement (the "Registration Statement").

  I have not investigated the laws of any jurisdiction but The Netherlands, and do not express an opinion on the laws of any jurisdiction but The Netherlands.

  I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion, including the Articles of Incorporation of AEGON.

  Based upon the foregoing, I am of the opinion that:

    (i) AEGON is duly incorporated, validly existing and in good standing under the laws of The Netherlands; and

    (ii) upon approval of the issuance of the Shares by the shareholders of AEGON, the Shares will have been duly authorized and, when issued and delivered thereof pursuant to the merger as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

  This opinion is rendered solely to you in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                   Very truly yours,

                                   /s/ Willem Van Vliet
                                   --------------------
                                        Willem Van Vliet